UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                            May 23, 2013

Lakes Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-24993	41-1913991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Cheshire Lane, Suite 101, Minnetonka, Minnesota	55305
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                    (952) 449-9092

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.     Regulation FD Disclosure.

On February 22, 2013, Lakes Florida Development, LLC, a wholly owned subsidiary of Lakes Entertainment, Inc., entered into an Amended and Restated Operating Agreement of Dania Entertainment Holdings, LLC (“Agreement”) relating to Dania Entertainment Center, LLC’s (“Dania”) acquisition of Dania Jai Alai from Boyd Gaming Corp. (“Boyd Gaming”). Lakes’s previous loan of $4 million to Dania was converted into ownership of 20% of Dania Entertainment Holdings, LLC, which owns 25% of Dania.

The Agreement became a material agreement when Dania recently announced that it closed on the acquisition of Dania Jai Alai from Boyd Gaming.

A copy of the press release is attached as Exhibit 10.1 to this Form 8-K. A copy of the Amended and Restated Operating Agreement is attached as Exhibit 10.2 to this Form 8-K.

Item 9.01.     Financial Statements and Exhibits.

(a)	Not Applicable

(b)	Not Applicable

(c)	Not Applicable

(d)	Exhibits

10.1	Lakes Entertainment, Inc. Press Release dated May 23, 2013

10.2	Amended and Restated Operating Agreement dated February 22, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LAKES ENTERTAINMENT, INC. (Registrant)

Date: May 29, 2013	By:	/s/ Timothy J. Cope
	Name:	Timothy J. Cope
	Title:	President and Chief Financial Officer